                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2006, relating to the financial statements of Color Kinetics Incorporated and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2005.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 15, 2006